Exhibit 99.1

Contact:	Diana G. Purcel – Chief Financial Officer 952-294-1300

Famous Dave’s Announces Additional One Million Share Repurchase Plan

MINNEAPOLIS, May 2, 2012 (GlobeNewswire via COMTEX) —Famous Dave’s of America, Inc. (Nasdaq:DAVE) today announced that its Board of Directors has authorized a stock repurchase plan of up to one million additional shares of its common stock. The shares may be repurchased from time to time in the open market or through privately negotiated transactions, and will be funded from available working capital. The repurchase plan may be discontinued at any time at the discretion of the company. Currently, the company has approximately 7.6 million shares outstanding.

“The board’s authorization of this additional share repurchase program reaffirms our commitment to generating shareholder value and our confidence in the long-term value of our brand,” said Christopher O’Donnell, president and CEO of Famous Dave’s.

“Our board and management team are focused on efficient and effective uses of capital,” said Dean A. Riesen, chairman of the board of Famous Dave’s. “The ongoing share repurchase program, including this seventh million share authorization, provides an additional option to deliver a return to our shareholders.”

About Famous Dave’s

Famous Dave’s of America, Inc. (Nasdaq:DAVE) develops, owns, operates and franchises barbeque restaurants. The company currently owns 52 locations and franchises 134 additional units in 35 states. Its menu features award-winning barbequed and grilled meats, an ample selection of salads, side items, sandwiches, and unique desserts.

Statements in this press release that are not strictly historical, including but not limited to statements regarding the timing of our restaurant openings and the timing or success of our expansion plans, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, which may cause the company’s actual results to differ materially from expected results. Although Famous Dave’s of America, Inc. believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectation will be attained. Factors that could cause actual results to differ materially from Famous Dave’s expectation include financial performance, restaurant industry conditions, execution of restaurant development and construction programs, franchisee performance, changes in local or national economic conditions, availability of financing, governmental approvals and other risks detailed from time to time in the company’s SEC reports.

###

This news release was distributed by GlobeNewswire, www.globenewswire.com

SOURCE: Famous Dave’s of America